UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2007

FIRST CHARTER CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	0-15829	56-1355866

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

10200 David Taylor Drive, Charlotte, North Carolina 28262-2373
 (Address, including zip code, of principal executive offices)

(704) 688-4300
 (Registrant's telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/  /  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/  /  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/  /  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/  /  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2007, Thomas R. Revels, a director of First Charter Corporation (the "Corporation"), notified the Corporation of his decision not to stand for re-election as a director at the Corporation's 2007 Annual Meeting of Shareholders (the "Annual Meeting").  Mr. Revels will retire from the Corporation's Board of Directors upon the expiration of his current term at the Annual Meeting.  Mr. Revels' retirement is related to the increasing demands of his business and not as a result of any disagreement with the Corporation or its management.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CHARTER CORPORATION
By:	/s/ STEPHEN J. ANTAL
Stephen J. Antal
Executive Vice President, General Counsel and Secretary

Dated: February 20, 2007